Exhibit 99.1
MEDTOX Scientific, Inc.
402 West County Road D
St. Paul, MN 55112
Contact: Janine Rivera (877) 715-7236

MEDTOX SCIENTIFIC ANNOUNCES RESULTS
FOR FOURTH QUARTER AND YEAR-END 2011

ST. PAUL, Minn., February 9, 2012 – MEDTOX Scientific, Inc. (Nasdaq:MTOX) today announced fourth quarter and year-end results for the periods ended December 31, 2011.  Highlights from year-end compared to the prior-year period include:

•	Total revenues for the year increased 11.4% to $108.1 million

•	Gross profit for the year increased 13.1% to $44.8 million

•	Operating income for the year was $7.2 million, an increase of 53.0%

•	Net income for the year was $4.5 million, an increase of 47.6%

•	Earnings per diluted share for the year were $0.49, compared to $0.34 in the prior-year period

For the twelve-month period ended December 31, 2011, revenues were $108.1 million, compared to $97.1 million for the prior-year period.  Gross profit was $44.8 million, compared to $39.6 million for the prior-year period.  Operating income was $7.2 million, compared to $4.7 million for the prior-year period.  The Company recorded net income of $4.5 million, compared to $3.0 million for the prior-year period.  Earnings per diluted share were $0.49, compared to $0.34 for the prior-year period.

For the three-month period ended December 31, 2011, revenues were $26.9 million, compared to $25.0 million for the prior-year period.  Gross profit was $10.9 million, compared to $10.4 million for the prior-year period.  Operating income was $1.7 million, compared to $1.2 million for prior-year period.  The Company recorded net income of $1.0 million, compared to $0.8 million for the prior-year period.  Earnings per diluted share were $0.11, compared to $0.09 for the prior-year period.

In our Laboratory segment, revenues from drugs-of-abuse (DAU) testing in the quarter decreased 1.6% to $10.1 million, from $10.3 million in the prior-year period.  For the twelve-month period DAU testing revenues increased 4.3% to $41.3 million, from $39.6 million in the prior-year period.  A strong year over year increase in new business of 13.9% was offset by a 9.6% decrease in revenues from existing clients.  Net revenues from DAU laboratory testing continue to be negatively impacted by lower sample volume from existing clients due to economic conditions.  Our clinical laboratory diversification efforts initiated in 2008 continue to have momentum with clinical laboratory revenues in the quarter increasing 17.7% to $8.9 million, compared to $7.5 million for the prior-year period; and for the twelve-month period increasing 16.5% to $34.9 million, compared to $29.9 million from the prior-year period.  Clinical Trial Services revenues for the quarter increased 7.1% to $2.4 million, compared to $2.3 million for the prior-year period; and for the twelve-month period increased 28.9% to $9.7 million, from $7.5 million from the prior year-end period.  For the first time the Company’s clinical laboratory and Clinical Trial Services revenues exceed our laboratory drugs-of-abuse testing revenues, both on a quarterly and year-end basis.

In the Diagnostic segment, revenues were up 12.9% for the quarter, and 11.1% for the twelve-month period.  Gross margin increased 280 basis points and 180 basis points, respectively, for the quarter and the year, over the prior-year periods.  The increase is attributable to improved sales of PROFILE®-V sold into the hospital market with our MEDTOXScan® Reader, increased sales of dip devices sold into the government market, and growth in the workplace drugs-of-abuse market with our PROFILE®-II A and PROFILE®-III A products.

Annual revenue increases in Drug Testing, Clinical Laboratory and Diagnostic Product Sales validate our strategy of adding to our sales group, expanding clinical laboratory capabilities, and continued pursuit of market share gains in the drugs-of-abuse testing market.

Cash on hand at year-end was $5.3 million and the Company has no short or long-term debt.

MEDTOX will hold a teleconference to discuss 2011 fourth quarter and year-end results today at 9:30 a.m. Central Time (10:30 a.m. Eastern).  The Company will discuss these results and other corporate matters.  During the conference call, the Company may discuss and answer questions concerning business and financial developments and trends.  The Company’s responses to questions, as well as other matters discussed during the conference call, may contain or constitute information that has not been previously disclosed.  To access the teleconference, dial (800) 967-0627 ten minutes before the scheduled start time today.  International callers may access the call by dialing (913) 312-0645.  Callers should ask for the MEDTOX quarterly conference call, hosted by Dick Braun, president and CEO of MEDTOX.  A simultaneous webcast of the conference call will be available on the MEDTOX website in the “investors” section under “webcasts” at www.medtox.com.  An audio replay of the conference call will be available through February 16 at (888) 203-1112, passcode # 2779644.  International callers may access the replay at (719) 457-0820, with the same passcode # 2779644.

MEDTOX Scientific, Inc., headquartered in St. Paul, Minn., is a provider of high quality specialized laboratory testing services and on-site/point-of-collection testing (POCT) devices. The Company also supports customers with complete logistics, data and program management services. MEDTOX is a leader in providing esoteric laboratory testing services to hospitals and laboratories nationwide. This includes both central laboratory and bio-analytical testing for pharmaceutical clinical trials. MEDTOX develops and manufactures diagnostic devices for quick and economical on-site/point-of-collection analysis for drugs-of-abuse and therapeutic drugs, and provides employment drug screening and occupational health testing. For more information see www.medtox.com.

Note: Forward-looking statements contained in this press release are made under the Private Securities Reform Act of 1995.  Forward-looking statements, including those relating to momentum in our clinical laboratory business and our strategy, are subject to risks, uncertainties, and other factors that could cause actual results to differ materially from those stated in such statements.  Actual results may differ due to a number of factors including a change in the employment pattern of client companies, the ability of MEDTOX to acquire new business and retain existing business, and changes in the competitive environment.  Further discussions of factors that may cause such results to differ are identified in the Company's 2010 Annual Report on Form 10-K and incorporated herein by reference.  You should take such factors into account when making investment decisions and are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made.  We undertake no obligation to update any forward-looking statements.

MEDTOX SCIENTIFIC, INC.
CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except share and per share data)
(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2011	2010	2011	2010

REVENUES:
Laboratory services:
Drugs-of-abuse testing services	$ 10,116	$ 10,278	$ 41,343	$ 39,624
Clinical & other laboratory services	8,859	7,527	34,852	29,923
Clinical trial services	2,433	2,272	9,667	7,500
Product sales	5,506	4,879	22,287	20,054
	26,914	24,956	108,149	97,101

COST OF REVENUES:
Cost of services	13,796	12,501	54,346	49,036
Cost of sales	2,180	2,068	8,968	8,425
	15,976	14,569	63,314	57,461

GROSS PROFIT	10,938	10,387	44,835	39,640

OPERATING EXPENSES:
Selling, general and administrative	8,606	8,633	35,144	32,691
Research and development	635	563	2,519	2,261
	9,241	9,196	37,663	34,952

INCOME FROM OPERATIONS	1,697	1,191	7,172	4,688

OTHER INCOME (EXPENSE):
Interest expense	-	(8)	(49)	(10)
Other income (expense)	(201)	139	(112)	167
	(201)	131	(161)	157

INCOME BEFORE INCOME TAX EXPENSE	1,496	1,322	7,011	4,845

INCOME TAX EXPENSE	(546)	(542)	(2,559)	(1,828)

NET INCOME	$ 950	$ 780	$ 4,452	$ 3,017

BASIC EARNINGS PER COMMON SHARE	$ 0.11	$ 0.09	$ 0.50	$ 0.35

DILUTED EARNINGS PER COMMON SHARE	$ 0.11	$ 0.09	$ 0.49	$ 0.34

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING:
Basic	8,864,827	8,799,744	8,853,643	8,715,391
Diluted	9,038,789	8,958,226	9,035,895	8,867,530

MEDTOX SCIENTIFIC, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	December 31, 2011	December 31, 2010
ASSETS
Cash and cash equivalents	$ 5,269	$ 1,285
Accounts receivable, net	17,209	19,575
Inventories	4,568	3,902
Other current assets	4,480	5,297
Total current assets	31,526	30,059

Building, equipment and improvements, net	28,105	28,164

Other assets	17,223	17,234
Total assets	$ 76,854	$ 75,457

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities	$ 12,725	$ 13,905

Other long-term obligations	6,501	7,433

Stockholders’ equity	57,628	54,119
Total liabilities and stockholders’ equity	$ 76,854	$ 75,457